Exhibit 99.1

Cherokee Inc.	ADDO Communications, Inc.
5990 Sepulveda Blvd., Suite 600	2120 Colorado Ave., Suite 160
Sherman Oaks, CA 91411	Santa Monica, CA 90404
(818) 908-9868	(310) 829-5400
Contact: Mark DiSiena, Chief Financial Officer	Contact: Patricia Dolmatsky/Kimberly Esterkin

For Immediate Release:

Cherokee Inc. Reports First Quarter 2013 Financial Results

SHERMAN OAKS, CA (June 7, 2012) — Cherokee Inc. (NASDAQ: CHKE), a global brand management company, today reported financial results for the first quarter ended April 28, 2012.  Net revenues were $7.5 million for the quarter, up from $6.9 million in the prior year period. For the quarter, SG&A expenses totaled $4.2 million, an increase from $3.3 million in the prior year quarter.  Net income for first quarter of Fiscal 2013 was $2.1 million or $0.25 per diluted share, compared with $3.3 million, or $0.38 per diluted share. Fiscal 2012 net income included a one-time tax refund from the California Franchise Tax Board that contributed approximately $0.14 per diluted share.

“Our first quarter marked a strong quarter for the Cherokee Group and a solid start to the fiscal year,” said Cherokee Group Chief Executive Officer Henry Stupp.  “Consistent with the long-term strategic plan introduced last quarter, we have continued to make investments in our brands and partnerships; we have begun to see meaningful increases with some of our key partners as well as further global brand recognition.  Despite the declines from Tesco and Norma Kamali during the first quarter, we reported a nearly 35% growth in the balance of our business over the past three months.  This significant growth is emblematic of the emphasis we have placed on improving our product and brand penetration, developing our partnerships, and refining our direct-to-retail model.”

Mr. Stupp continued, “Particularly gratifying this quarter is the success we have achieved both domestically and abroad for our namesake Cherokee brand.  Domestically, Cherokee branded sales at Target made notable strides, with US retail sales up 38% year-over-year.  Internationally, we continue to develop, refine, and strengthen our relationship with Tesco in the U.K.  Following our new mutual agreement with Tesco, which we announced in April, Tesco’s management has shown a greater commitment to the Cherokee brand. You can expect to see a newly redesigned collection of Cherokee men, women, kids, and baby for Tesco in stores later this year, with an even larger offering at Tesco stores in spring 2013.”

“Globally we have seen growth from all of our larger partners including Russia, China, Canada, Latin America, Mexico and Japan,” noted Mr. Stupp.  “Fiscal 2013 will be a year of further development for the Cherokee Group as we continue to make investments and improvements to generate the highest quality product while simultaneously promoting long-term sustainable value for our shareholders.”

At April 28, 2012, the Company had cash and cash equivalents of $7.1 million; down from $7.4 million at January 28, 2012.

Subsequent Events

Subsequent to the end of the first quarter, the Company paid down in full its loan with U.S. Bank, thereby eliminating all debt on the balance sheet. The three-year, $10 million loan was repaid in just over one year — a testament to Cherokee Group’s strong cash flow. After payment of the above-mentioned loan, the Company had approximately $5.0 million in cash and cash equivalents.

Following the Annual Shareholder Meeting on Tuesday, June 5, 2012, the Board elected a new member, Robert Galvin, to the Cherokee Group Board of Directors. Mr. Galvin joins the Cherokee Group with over three decades of experience in the retail and finance industries combined with his extensive experience in licensing and M&A. Mr. Galvin recently served as President of the Camuto Group, a leading global women’s fashion footwear company.  Prior to his employment at the Camuto Group, Mr. Galvin served in various management positions ranging from Partner at Deloitte & Touche to most recently the Chief Operating Officer of Sports Brands International.  Mr. Galvin also served as Executive Vice-President/Chief Financial Officer of the Nine West Group.

“We are delighted to welcome Bob Galvin to the Board of Directors,” said Cherokee Group Chairman Jess Ravich. “Bob brings over 30 years of executive leadership, financial management expertise, and direct retail experience to our Company.”

“I am excited to be joining the Cherokee Group Board of Directors at such a critical turning point in the Company’s development,” said Robert Galvin, member of the Cherokee Group Board of Directors and former President of the Camuto Group.  “I look forward to bringing my knowledge and enthusiasm to the Board of such an exciting and growing company.”

Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET.  To participate in the call, please dial (877) 941-1427 (U.S.) or (480) 629-9664 (International) ten minutes prior to the start time and use conference ID: 4539806. The earnings call and accompanying slides will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://www.cherokeegroup.com. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available beginning June 7, 2012 at 4:30 p.m. PT / 7:30 p.m. ET, through June 21, 2012, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (International) and use conference ID: 4539806.

About Cherokee Inc.

Cherokee Inc. is a global marketer and manager of a portfolio of Fashion and Lifestyle brands it owns and represents in multiple consumer product categories and sectors around the world.  The Company has license agreements with premier retailers and manufacturers covering over 30 countries around the world including Target Stores (U.S.), Tesco (U.K., Ireland and certain Central European countries), Zellers (Canada), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia) and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995.  When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development and the anticipated credit facility) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Sideout and Carole Little branded products, the Company’s dependence on a select group of licensees for most of the Company’s revenues and the Company’s dependence on its key management personnel.  The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2012, and in its periodic reports on Forms 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

	April 28, 2012	January 28, 2012
Assets
Current assets:
Cash and cash equivalents	$7,121,000	$7,421,000
Receivables	7,183,000	5,320,000
Income taxes receivable	1,758,000	672,000
Prepaid expenses and other current assets	237,000	152,000
Deferred tax asset	109,000	100,000
Total current assets	16,408,000	13,665,000
Deferred tax asset	1,350,000	1,230,000
Property and equipment, net	722,000	733,000
Trademarks, net	5,338,000	5,596,000
Total assets	$23,818,000	$21,224,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,084,000	$850,000
Deferred Revenue — current	315,000	320,000
Accrued compensation payable	125,000	268,000
Income taxes payable	2,141,000	—
Accrued dividends	1,677,000	1,677,000
Deferred tax liability — current	32,000	38,000
Short term debt	500,000	500,000
Total current liabilities	5,874,000	3,653,000
Long term liabilities:
Deferred tax liability — non current	32,000	—
Deferred Revenue — non-current	223,000	382,000
Long term debt	6,314,000	6,438,000
Total liabilities	12,443,000	10,473,000
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,387,167 issued and outstanding at April 28, 2012 and 8,387,167 issued and outstanding at January 28, 2012	167,000	167,000
Additional paid-in capital	19,502,000	19,271,000
Retained earnings (deficit)	(8,294,000)	(8,687,000)
Less: Treasury Stock, Common: 400,000 shares	—	—
Total stockholders’ equity	11,375,000	10,751,000
Total liabilities and stockholders’ equity	$23,818,000	$21,224,000

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	Three months ended
	April 28, 2012	April 30, 2011
Royalty revenues	$7,514,000	$6,944,000
Selling, general and administrative expenses	4,153,000	3,303,000

Operating income	3,361,000	3,641,000

Other income:
Interest expense	(51,000)	(66,000)
Investment and interest income	12,000	20,000

Total other income	(39,000)	(46,000)

Income before income taxes	3,322,000	3,595,000
Income tax provision (benefit)	1,251,000	343,000

Net income	$2,071,000	$3,252,000

Basic earnings per share	$0. 25	$0. 38

Diluted earnings per share	$0. 25	$0. 38

Weighted average shares outstanding
Basic	8,387,167	8,499,486

Diluted	8,389,434	8,521,362